EXHIBIT 10.11(f)



October 18, 1994



Mr. Stewart Hall
President
Hughes Supply, Inc.
P. O. Box 2273
Orlando, Florida 32802

Dear Stewart:

This letter is to confirm our agreement to extend the leases for all locations currently leased by USCO, Incorporated from either Union Warehouse & Realty Company or Monoco Realty Company. Below is a listing of the locations involved and the current monthly rental.

     610 E. Windsor Street         Monroe         $5,287
     1927 S. Tryon Street          Charlotte      $4,966
     602 Rigsbee Avenue            Durham         $3,279
     1234 S. Pleasantburg Drive    Greenville     $5,219
     320 Second Street             Cheraw         $1,750
     300 McCaskill Road            Pinehurst      $3,004
     1515 Morgan Mill Road         Monroe         $4,500
     1840 Shelton Avenue           Statesville    $4,386
     1065 Sunset Boulevard         Columbia       $4,877
     850 East Pine Log Road        Aiken          $2,582
     113-117 Henderson Street      Monroe         $2,340

It is further understood that even though some of these properties were not currently under lease at the time that USCO was acquired by Hughes Supply, Inc., that by means of this agreement all properties listed above are now covered by the same provisions of the lease agreement consummated as a part of said purchase agreement with the following exceptions:

     1)   Lease term is extended until February 1, 1998;

     2)   Lease amount will remain constant per the schedule above;

     3) Relative to item (a) on page 3 of the lease agreement be it further refined that the purchase price be established by taking an average of the two appraisals referenced or by other means mutually acceptable;

     4) Relative to the item (b) on page 3 of the lease agreement the following should be added, or by other means mutually agreed upon to include stock of Hughes Supply, Inc.;

     5) As a point of clarification, the lessor is responsible for the maintenance of roofs and exterior walls whereas the lessee is responsible for interior walls and mechanical systems. This represents no change from historical responsibilities.

A sample copy of the original lease and the amendment are attached for your convenience. Please signify your agreement by signing below. Thank you for your assistance in resolving this matter.

Sincerely,

UNION WAREHOUSE & REALTY COMPANY        MONOCO REALTY COMPANY



J. C. Plyler                            J. C. Plyler
President                               Managing Partner




Accepted by:




______________________________
A. S. Hall, Jr.
President
Hughes Supply, Inc.